SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
APRIL 7, 2011

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839	11-3225567
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On April 7, 2011, Globecomm Systems Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to its Credit Agreement with Citibank, N.A., dated March 11, 2009 (as amended, the “Credit Facility”). Among other things, the Amendment revised the definition and treatment of certain covenants described therein. Further, the Company entered into a Term Loan Note, issued pursuant to the Credit Facility with Citibank, N.A., on April 7, 2011 (the “Term Note”), in a principal amount of $18.0 million. The Term Note was issued to fund part of the merger consideration in connection with the ComSource Merger, as defined below. The Term Note provides that the Company will pay to Citibank, N.A. sixty consecutive monthly principal installments of $300,000 each plus applicable interest.
          The descriptions of the Amendment and Term Note are each qualified in their entirety by reference to the Amendment and Term Note, copies of which are filed herewith as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The disclosure required by this Item 2.03 is included in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) as of April 8, 2011 with ComSource Inc. (“ComSource”), ComSource Merger Sub, Inc. and Jerald L. Cruce, as the stockholders’ representative. Pursuant to the Merger Agreement, a newly-formed subsidiary of the Company merged with and into ComSource (the “ComSource Merger”) in exchange for an initial cash purchase price of $20.0 million, funded through $2.0 million of existing cash and $18.0 million through the Term Note, as described above. To the extent that working capital at the effective time was less or more than $400,000, there would be a post-closing adjustment to the purchase price. Of the initial purchase price, $4.0 million was placed in escrow to secure representations and warranties made by ComSource and its principals.
          Former ComSource shareholders are also entitled to receive additional cash payments of up to an aggregate of $21.0 million, subject to an earn-out based upon the acquired business achieving certain earnings milestones within twenty-four months following the closing.
          ComSource provides independent testing and evaluation of a variety of telecommunications equipment and related recurring long term application support, including new feature sets. Client testing includes basic performance, data assurance, reliability and system security.
          The description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number		Description

(a)	Financial statements of business acquired.

The financial statements required by this item will be filed no later than June 23, 2011, 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with the U.S. Securities and Exchange Commission.

(b)	Pro forma financial information.

The pro forma financial statements required by this item will be filed no later than June 23, 2011, 71 calendar days after the date that this Report is required to be filed with the U.S. Securities and Exchange Commission.

(d)

	2.1	Agreement and Plan of Merger, dated as of April 8, 2011, by and among Comsource, Inc., Globecomm Systems Inc., Comsource Merger Sub, Inc. and Jerald L. Cruce, as the Stockholders’ Representative.

	10.1	Amendment No. 5 to the Credit Agreement with Citibank, N.A., dated April 7, 2011.

	10.2	Term Loan Note, dated April 7, 2011, with Citibank, N.A.

	99.1	Press Release, dated April 8, 2011, entitled “Globecomm Acquires ComSource Inc. — Acquisition Further Deepens Globecomm’s Wireless Capabilities.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC. (Registrant)
By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: April 13, 2011